UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 14, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2021, at a meeting of the Board of Directors (the “Board”) of Navidea Biopharmaceuticals, Inc. (the “Company”) that followed the Company’s 2021 Annual Meeting of Stockholders, S. Kathryn Rouan, Ph.D. retired as Chair of the Board and as a director, and Claudine Bruck, Ph.D. retired as a director, both effective immediately.

Following the retirement of Dr. Rouan as Chair, the Board appointed Alexander L. Cappello and John K. Scott, Jr., who were both existing members of the Board, as Chair of the Board and Vice Chair of the Board, respectively.

Also on September 14, 2021, the Board appointed Mr. Cappello to the Audit Committee, and therefore the current members of the Audit Committee are Amit Bhalla (Chair), Malcolm G. Witter and Mr. Cappello. On the same date, the Board appointed Messrs. Cappello and Scott to the Compensation, Nominating and Governance (“CNG”) Committee and appointed Mr. Witter as Chair, and therefore, the current members of the CNG Committee are Mr. Witter (Chair), Mr. Cappello and Mr. Scott.

A copy of the Company’s September 17, 2021 press release regarding the retirements and appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2021 Annual Meeting of Stockholders on September 14, 2021, the stockholders of the Company took the following actions:

(i)
The stockholders reelected Claudine Bruck, Ph.D. and Malcolm G. Witter as directors, for terms of three years expiring in 2024 by a plurality of the votes. There were 6,787,843 votes cast for Dr. Bruck and 10,221,196 withheld, and there were 15,638,991 votes cast for Mr. Witter and 1,370,048 withheld.

(ii)
The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 13,195,862 votes for the proposal, 3,579,795 votes against, 233,382 votes abstained, and there were 5,479,935 broker non-votes.

(iii)
The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2021. There were 20,966,563 votes for the proposal, 1,460,038 votes against, and 62,373 votes abstained.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated September 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 17, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

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